UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2011

MOLSON COORS BREWING COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1225 17th Street, Suite 3200, Denver, Colorado 80202

1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5
(Address of principal executive offices, including zip code)

(303) 927-2337 / (514) 521-1786
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Attached as Exhibit 99.1 is a copy of a press release of Molson Coors Brewing Company (the “Company”), dated November 2, 2011, reporting the Company’s financial results for the fiscal quarter ended September 24, 2011.  Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

The Company’s press release dated November 2, 2011 also announced that the Company's board of directors expanded the scope of its previously announced $1.2 billion Class B common stock repurchase program to include authorization to repurchase Class A common stock under the program. Other terms of the repurchase program remain unchanged.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Molson Coors Brewing Company, dated November 2, 2011, reporting Molson Coors Brewing Company’s financial results for the fiscal quarter ended September 24, 2011.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

Date:	November 2, 2011	By:	/s/ Zahir Ibrahim
Zahir Ibrahim
Vice President and Global Controller
(Chief Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1

Press Release of Molson Coors Brewing Company, dated November 2, 2011, reporting: (1) Molson Coors Brewing Company’s financial results for the fiscal quarter ended September 24, 2011; and (2) the Company’s expansion of its $1.2 billion stock repurchase authorization to include Class A common stock.